EXHIBIT 10.14

KNOLL, INC.

AMENDMENT AND WAIVER TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

(COMMON STOCK UNDER STOCK INCENTIVE PLANS)

This Amendment and Waiver (the “Amendment”) to the Amended and Restated Stockholders Agreement, dated as of November 4, 1999 (the “Agreement”), is dated as of September 8, 2004, by and among Warburg, Pincus Ventures, L.P., a Delaware limited partnership (“Warburg”); and the individuals whose names appear on the signature page hereof (the “Management Parties”); and is acknowledged, accepted and agreed to by Knoll, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

R E C I T A L S

WHEREAS, the Company plans to file a registration statement with the U.S. Securities and Exchange Commission with respect to an Initial Public Offering (the “IPO”); and

WHEREAS, in connection with the IPO, Warburg and the Management Parties desire to amend and waive certain terms of the Agreement as set forth herein and in accordance with Section 7(d) of the Agreement; and

WHEREAS, the execution of this Amendment by Warburg and the undersigned Management Parties, constituting the holders of a majority of the Securities, is sufficient to effect the amendment and waiver contemplated hereby in accordance with Section 7(d) of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Amendment to Transfer of Securities. Section 2 of the Agreement is hereby amended by deleting clause (iii) in its entirety.

2. Amendment of “Market Stand-off” Agreement. Section 4(i) of the Agreement is hereby amended in its entirety to read as follows:

“(i) “Market Stand-off” Agreement. Each of the Holders agrees, if requested by the Company and an underwriter of shares of Common Stock (or other securities of the Company), subject to any exceptions agreed to between each of the Holders and an underwriter, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock (or other securities of the Company), or any options or warrants to purchase any shares of Common Stock (or other securities of the Company), or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (or other securities of the Company) held by such Holder during the 180-day period after the public offering date set forth on a final prospectus pursuant to a registration statement of the Company filed under the Securities Act, provided that such agreement only applies to the first such registration statement of the Company.

If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares or other securities subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 4(i) shall be binding upon any transferee who acquires Registerable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.”

3. Waiver of Piggyback Registration Rights. Any and all rights any Holder may have pursuant to Section 4(b) (“Company Registration”) of the Agreement in connection with the IPO are hereby waived, and the Company shall have no obligations under said Section 4(b) in connection with the IPO.

4. Agreement in Full Force and Effect. Except as expressly amended hereby, the Agreement remains in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

6. Section Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

8. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Amendment which shall remain in full force and effect.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver to the Amended and Restated Stockholders Agreement as of the date first above written.

WARBURG, PINCUS VENTURES, L.P.

By: Warburg, Pincus & Co.,
General Partner

By:	/s/ Jeffrey A. Harris

Name:	Jeffrey A. Harris
Title:	Managing Director

CERTAIN MANAGEMENT STOCKHOLDERS:

/s/ Burton B. Staniar

Burton B. Staniar

/s/ John H. Lynch

John H. Lynch

/s/ Kathleen G. Bradley

Kathleen G. Bradley

/s/ Andrew B. Cogan

Andrew B. Cogan

/s/ Arthur C. Graves

Arthur C. Graves

/s/ Stephen A. Grover

Stephen A. Grover

/s/ Barry L. McCabe

Barry L. McCabe

/s/ Patrick A. Milberger

Patrick A. Milberger

/s/ S. David Wolfe

S. David Wolfe

Acknowledged, Accepted and Agreed to:

KNOLL, INC.

By:	/s/ Barry L. McCabe

Name: Barry L. McCabe
Title: Senior Vice President and Chief Financial Officer